Exhibit 10.1

PROXY AGREEMENT

WITH RESPECT TO CAPITAL STOCK

OF

API DEFENSE USA, INC.

PROXY AGREEMENT

WITH RESPECT TO CAPITAL STOCK

OF

API DEFENSE USA, INC.

PROXY AGREEMENT

WITH RESPECT TO CAPITAL STOCK

OF

API DEFENSE USA, INC.

345 Pomroys Drive

Windber, PA 15963

This Proxy Agreement (“Agreement”) is made this 13th day of September, 2010, by and among API Defense USA, Inc., a Delaware corporation (“Corporation”); API Technologies Corp., a Delaware corporation (“Shareholder”); Messrs. Phillip DeZwirek and Jason DeZwirek (“Ultimate Shareholders”); Robert T. Conway, Jr., Kenneth L. Fisher, and Richard D. Hearney, and their successors appointed as provided in this Agreement (each individually a “Proxy Holder” and collectively the “Proxy Holders”); and the United States Department of Defense (“DoD”); all of the above collectively the “Parties.”

RECITALS

WHEREAS, the Corporation is duly organized and existing under the laws of the State of Delaware and has an authorized capital of 1,000 shares, all of which are common voting shares with par value $0.001 per share, and 100 shares issued and outstanding with no par value; and

WHEREAS, the Ultimate Shareholders, directly or indirectly, own or control 19.19 percent of the outstanding voting shares of the Shareholder; and

WHEREAS, the Shareholder owns all the outstanding voting shares of the Corporation; and

WHEREAS, the Corporation and its subsidiaries perform circuit card assembly technology, cable harness assembly, electro-mechanical manufacturing, system integration and engineering services; they also provide security, network security management software, computer software, network security, fire walls, fax machines, computer security hardware, network components, computer systems, security systems, and access solutions for various User Agencies of the United States (“U.S.”) Government,1 including, without limitation, the DoD; and

[1]	The Office of the Secretary of Defense (including all boards, councils, staffs, and commands), DoD agencies, and the Departments of Army, Navy, and Air Force (including all of their activities), Department of Commerce, General Services Administration, Department of State, Small Business Administration, National Science Foundation, Department of the Treasury, Department of Transportation, Department of the Interior, Department of Agriculture, Department of Labor, Environmental Protection Agency, Department of Justice, Federal Reserve System, Government Accountability Office, United States Trade Representative, United States International Trade Commission, United States Agency for International Development, National Aeronautics and Space Administration, Nuclear Regulatory Commission, Department of Education, Department of Health and Human Services, Department of Homeland Security and Federal Communications Commission (the "User Agencies").

WHEREAS, the offices and plants of the Corporation and certain of its subsidiaries require facility security clearances2 issued under the National Industrial Security Program (“NISP”) to conduct its business and the NISP requires that a corporation maintaining a facility security clearance be effectively insulated from foreign ownership, control or influence (“FOCI”); and

WHEREAS, the Under Secretary of Defense for Intelligence (“USD (I)”) has determined that the provisions of this Agreement are necessary to enable the United States to protect itself against the unauthorized disclosure of information relating to the National Security; and

WHEREAS, the DoD will not grant or continue the facility clearances of the Corporation or its subsidiaries without, at a minimum and without limitation, the Parties’ execution and compliance with the provisions of this Agreement, the purpose of which is to reasonably and effectively deny the Affiliates, as defined below, from unauthorized access to classified information 3 and controlled unclassified information4 and influence over the Corporation’s business or management in a manner that could result in the compromise of classified information or could adversely affect the performance of classified contracts. As used herein, the term “Affiliates” means: (i) the Shareholder; (ii) the Ultimate Shareholders; and (iii) except for the Corporation itself and its subsidiaries, each entity that, whether directly or indirectly, controls, is controlled, or is under common control with the Shareholder or the Ultimate Shareholders, which shall include without limitation, Icarus Investment Corporation, a Delaware corporation, Icarus Investment Corporation, a corporation organized and existing under the laws of Canada, and New Dimension Resources Ltd., a company organized and existing under the laws of Canada; and

WHEREAS, a schedule listing each Affiliate is attached hereto as Attachment A; and

WHEREAS, certain investors have sufficient holdings in the Shareholder to require them to file Forms 13D and 13G with the U.S. Securities & Exchange Commission (“SEC”), and a schedule listing each such Investor is attached hereto as Attachment B; and

WHEREAS, the Defense Security Service (“DSS”) has oversight responsibilities of the NISP on behalf of the DoD; and the NISP requires that a corporation maintaining such a facility clearance be effectively insulated from FOCI, this Agreement is entered into between the Parties in order to negate such FOCI, and to be submitted to DSS for approval as required by applicable DoD regulation and policy; and

[2]	“Facility security clearance” means an administrative determination that a facility is eligible for access to classified information of a certain category.
[3]	“Classified information” is any information that has been determined pursuant to Executive Order 12356 or any predecessor order to require protection against unauthorized disclosure and is so designated. The classifications TOP SECRET, SECRET and CONFIDENTIAL are used to designate such information.
[4]	“Controlled unclassified information” is unclassified information, the export of which is controlled by the International Traffic in Arms Regulation (“ITAR”) and/or the Export Administration Regulation (“EAR”). The export of technical data which is inherently military in nature is controlled by the ITAR. The export of technical data which has both military and commercial uses is controlled by the EAR.

WHEREAS, in order to comply fully with the National Industrial Security Program Operating Manual (“NISPOM”), DoD 5220.22-M, the parties hereto have agreed that the control of the voting shares (“Shares”) of the Corporation should be vested in citizens of the United States.

NOW THEREFORE, in consideration of the premises and of the mutual undertakings of the Parties hereinafter set forth, a Proxy Agreement in respect of the shares of the Corporation is hereby created and established, subject to the following terms and conditions, to each of which the Parties expressly assent and agree:

ORGANIZATION

Article I – Establishment of Proxy Agreement

1.01. Independence of Corporation. The establishment of this Agreement shall involve the selection of no less than three Proxy Holders with the qualifications set forth below in Section 2.01. Pursuant to Article XIII below, the Shareholder shall grant proxies to the Proxy Holders in accordance with this Agreement. DoD shall determine whether all of the requirements set forth in this Agreement have been satisfied, including the necessary independence, separation of operation, and lack of interdependence between the Affiliates on the one hand, and the Corporation and/or its subsidiaries on the other hand, and the financial self-reliance and business viability of the Corporation. Following the effective date of this Agreement and during the term of this Agreement, none of the Affiliates may recruit, directly or indirectly, employees of the Corporation or any of its subsidiaries for employment with or as a consultant to any of the Affiliates.

1.02. Relative Rights to U.S. Government Business. The Affiliates agree that during the term of this Agreement, they shall not, directly or indirectly engage in any business or seek to acquire ownership or control of another entity that engages in the performance of any U.S. Government contract requiring access to classified information or controlled unclassified information (“Business”); provided, however, that the Affiliates may engage in such Business if DSS is advised in advance and appropriate measures to address any FOCI issues that may exist are addressed.

Article II – Appointment of Proxy Holders

2.01. Initial Proxy Holder nominees will be chosen by the Shareholder. The initial and successor Proxy Holders shall: (i) be resident citizens of the United States; (ii) have had no prior contractual, financial, or employment relationships with the Affiliates or the Corporation; (iii) certify their willingness to accept their security responsibilities; and (iv) be eligible for the requisite personnel security clearance.5 The appointment of initial and successor Proxy Holders shall not become effective until approved by DSS.

[5]	The requisite personnel security clearance is an administrative determination that an individual is eligible for access to classified information of a certain category.

2.02. The Shareholder may not remove a Proxy Holder except for acts of gross negligence or willful misconduct while in office or as authorized by Section 2.03 below. The Shareholder may remove a Proxy Holder for such acts by an instrument signed by or on behalf of the Shareholder and filed with the Corporation at its principal office in Windber, Pennsylvania. The Shareholder must notify DSS pursuant to Section 15.01 below at least twenty (20) days prior to filing such instrument. Such an instrument of removal shall not be effective until a successor Proxy Holder who is qualified to serve hereunder has accepted appointment. However, if such removal would result in only one remaining Proxy Holder, then such an instrument of removal shall not be effective until a successor Proxy Holder who is qualified to serve hereunder has accepted appointment.

2.03. With the approval of DSS, the Shareholder may also remove a Proxy Holder for acts in violation of this Agreement, including the inability to protect the legitimate economic interests of the Shareholder pursuant to Section 6.05 below. The Shareholder must petition DSS for permission to remove a Proxy Holder for acts in violation of this Agreement. However, DSS has the right to determine, in its sole discretion, whether to grant such petition.

2.04. A Proxy Holder may at any time resign by submitting to the Corporation at its principal office in Windber, Pennsylvania, a resignation in writing, with notice to the Shareholder and DSS pursuant to Section 15.01 below. Such resignation shall be effective on the date of resignation stated by the Proxy Holder. No formal acceptance of resignation by the Corporation is necessary to make the resignation effective. Upon resignation, a Proxy Holder’s obligations and responsibilities under this Agreement are completed.

2.05. Nomination and appointment of successor Proxy Holders shall be accomplished as follows:

a. In the event of the death, resignation, removal or inability to act of any Proxy Holder, the Corporation shall give prompt written notice to DSS and the Shareholder. The remaining Proxy Holders shall nominate a successor Proxy Holder using their best efforts6 and diligence, and shall notify the Shareholder and DSS of the nominee. In the event that a nominee is vetoed by the Shareholder pursuant to Section 2.05.b below, the remaining Proxy Holders shall use their best efforts and diligence to nominate an alternate successor Proxy Holder.

b. The Shareholder shall not have the right to nominate or suggest any person for the position of a successor Proxy Holder. The Shareholder shall have the right to veto without cause a nominee for the position of successor Proxy Holder. Absent a veto by the Shareholder of a nominee, and upon approval by DSS, the nominee may be appointed by the remaining Proxy Holders. The Shareholder shall notify the remaining Proxy Holders and DSS of acceptance or veto within twenty (20) days of receipt of the nomination of a successor Proxy Holder. Failure by the Shareholder to notify the Proxy Holders within twenty (20) days of notification of nomination shall be deemed to constitute acceptance.

[6]	For purposes of this Agreement, the term “best efforts” signifies performance of duties reasonably and in good faith, in the manner believed to be in the best interests of the Corporation but consistent with the national security concerns of the United States, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

c. If the Shareholder vetoes three successive nominees proposed by the remaining Proxy Holders, the third nominee, upon approval by DSS, shall be accepted absent an appeal submitted by the Shareholder to DSS for reasonable cause.

d. Any nomination and appointment of a successor Proxy Holder shall be made by an instrument in writing signed by the remaining Proxy Holders. Counterparts of such instrument shall be delivered to the Corporation, DSS and the Shareholder as provided in Section 15.01 below.

2.06. Acceptance of appointment for all initial or successor Proxy Holders as provided above may only be accomplished by their agreement to be bound by the terms of this Agreement, as evidenced by their signature on the counterpart of this Agreement on file at the Corporation’s principal office in Windber, Pennsylvania, with copies to the incumbent Proxy Holders, the Shareholder and DSS. Upon acceptance of appointment by the nominee and approval by DSS, the initial or successor Proxy Holders shall be vested with all the rights, powers, authority and immunities herein conferred upon the Proxy Holders by this Agreement.

2.07. Upon the death, resignation, removal or disability of a Proxy Holder, the remaining Proxy Holders may exercise all of the rights, powers and privileges of the Proxy Holders as set forth in this Agreement until a successor accepts appointment. If no Proxy Holders remain, the Chairman or Acting Chairman of the Board of Directors of the Corporation shall, upon written notice to DSS, be automatically vested with all rights, powers, authorities and immunities of the Proxy Holders for an interim period not to exceed thirty (30) days, except that the Shareholder shall, under such circumstances, have the right to appoint two new Proxy Holders pursuant to Section 2.01 above. The two new Proxy Holders shall nominate the third Proxy Holder pursuant to Section 2.05 above.

Article III – Acknowledgment of Obligations

3.01. All Proxy Holders shall become Directors of the Corporation. The Proxy Holders may appoint or remove other Directors in their sole discretion. The Board of Directors of the Corporation shall elect a Chairman, who may be one of the Proxy Holders.

3.02. The terms of compensation including any and all benefits for the Proxy Holders shall be negotiated between the Proxy Holders and the Shareholder, and shall be paid by the Corporation. Said terms, which may include provisions agreed upon in advance with respect to cost of living adjustments, award of stock options, and award of bonuses, shall not be changed during the Proxy Holders’ tenure as Proxy Holders, and shall be provided to DSS.

3.03. The Proxy Holders agree to perform the duties set forth in, and be bound by, all provisions of this Agreement. The Proxy Holders shall exercise the powers bestowed upon them by, and perform the duties set forth in, this Agreement according to their best efforts.

3.04. Each Proxy Holder agrees as follows:

a. that, in order to be qualified under this Agreement, he must have had no prior or existing contractual, financial or employment relationships with either the Corporation or the Affiliates prior to his appointment;

b. that, in order to maintain his qualification as a Proxy Holder, he shall not establish any relationship of any kind with the Shareholder, the Affiliates or the Corporation except as may be required or permitted by this Agreement; and

c. that, in order to be processed for and remain eligible for a U.S. Government personnel security clearance, he must reside in the United States during his term of service as a Proxy Holder under this Agreement.

3.05. In recognition of their obligations under this Agreement, the Proxy Holders individually and collectively acknowledge and agree as follows:

a. that the Shares are being placed under proxy in accordance with this Agreement as a security measure designed to insulate the Corporation from any foreign control or influence that may arise from the Shareholder’s ownership of the Shares;

b. that the U.S. Government is placing its reliance upon them as U.S. citizens to exercise independently all the prerogatives of ownership of the Corporation;

c. that, one year from the effective date of this Agreement and annually thereafter, they shall ensure that a report is submitted to DSS in accordance with Section 9.02 below;

d. that, upon the acceptance of his appointment, each Proxy Holder shall be briefed by a representative of DSS on his responsibilities under the NISPOM and this Agreement;

e. that, one year from the effective date of this Agreement and annually thereafter, they shall meet with representatives of DSS in accordance with Section 9.01 below;

f. that, upon the acceptance of his appointment and annually thereafter, each Proxy Holder shall execute for delivery to DSS a certificate affirming his agreement to be bound by, and the acceptance of, his responsibilities under this Agreement;

g. that they shall not accept direction from the Shareholder on any matter before them or the Board of Directors of the Corporation, and they shall not permit the Shareholder to exercise any control or influence over the business or management of the Corporation except as provided in this Agreement;

h. that they shall ensure that the management appointed by them fully understands their responsibility to exercise all the prerogatives of management with complete independence from any foreign influence or control;

i. that they shall ensure that each principal officer of the Corporation is furnished with a policy statement on FOCI stating that management has complete independence from the Shareholder, management and the principal officers are barred from taking any action that would countermand this Agreement, and that any suspected violation of this Agreement shall be reported immediately to the Chairman of the Government Security Committee (see Article VIII below); and

j. that they shall ensure that records, journals and minutes of meetings and copies of all communications sent or received by them in the execution of their duties as Proxy Holders are properly maintained. Such data and copies of all information furnished to the Shareholder by the Corporation or the Proxy Holders shall be made available upon request for review by DSS at the offices of the Proxy Holders or the Corporation.

3.06. The Proxy Holders shall appoint an independent financial auditor to conduct an annual audit of the Corporation’s books and records. Provided the auditor is a licensed public accounting firm, it may be the same public accounting firm that audits the Shareholder. The Proxy Holders shall advise DSS and the Shareholder of their action. Upon completion of the audit and review by the Proxy Holders, and subject to the removal of any information not releasable under this Agreement, the audit report shall be forwarded to the Shareholder.

Article IV – Indemnification and Compensation of Proxy Holders

4.01. In voting the Shares and in their capacity as Directors of the Corporation, the Proxy Holders shall vote and act on all matters in accordance with their best efforts.

4.02. The Corporation and the Shareholder jointly and severally shall indemnify and hold each Proxy Holder harmless from any and all claims arising from or in any way connected to his performance as a Proxy Holder, which includes services as a Director of the Corporation, under this Agreement except for his own individual gross negligence or willful misconduct. The Corporation and the Shareholder shall advance fees and costs incurred by any Proxy Holder in connection with the defense of any such claim to the maximum extent permitted by Delaware law.

4.03. The compensation of the Proxy Holders, as well as any reasonable and necessary travel or other expense paid or incurred by the Proxy Holders in the administration of their duties under this Agreement, shall be borne and promptly paid by the Corporation upon submission of reasonably detailed documentation to the Corporation by or on behalf of the Proxy Holders.

Article V – Restrictions Binding on Subsidiaries of the Corporation

5.01. The Parties agree that the provisions of this Agreement shall apply to, and shall be made binding upon, all present and future subsidiaries and business lines or divisions of the Corporation. The Corporation hereby agrees to undertake any and all measures, and to provide such authorizations, as may be necessary to effectuate this requirement. The sale of, or termination of the Corporation’s control over, any such subsidiary shall terminate the applicability of this Agreement to it.

5.02. If the Corporation proposes to form a subsidiary, or to acquire ownership or control of another company, it shall give notice of such proposed action to DSS and shall advise DSS immediately upon consummation of such formation or acquisition. The Corporation shall also notify DSS of negotiations to enter into any contract with a U.S. Government Agency7 which requires it or any of its subsidiaries to access classified information.

[7]	The term “Agency” has the meaning provided at 5 U.S.C. § 552(f).

OPERATIONS

Article VI – Actions by the Proxy Holders

6.01. The Proxy Holders shall adopt written standard operating procedures (“Operating Procedures”) which shall be followed by the Proxy Holders in discharging their responsibilities under this Agreement. The Operating Procedures shall be maintained by the Proxy Holders for review by DSS. The Shareholder may review the Operating Procedures only with the advance written approval of DSS. Shareholder appeals of any provision of the Operating Procedures shall be forwarded to DSS. DSS reserves the right to determine, in its sole discretion, whether such appeal should be favorably considered.

6.02. The Proxy Holders shall hold regularly scheduled meetings. These official meetings may be held at such time and at such place within the United States as shall be decided, from time to time, by a majority of the Proxy Holders. At least four (4) meetings shall be held each year. Minutes of such meetings shall be prepared and retained by the Proxy Holders for review by DSS.

6.03. For the purpose of conducting the Corporation’s business, a majority of the Proxy Holders shall be required to be present, either in person or by written proxy, at an official meeting. Each Proxy Holder who is present either in person or by written proxy, shall have the right to cast one vote on each question. In lieu of a meeting, action may also be taken on the business of the Corporation by a writing signed by all the Proxy Holders. Each Proxy Holder agrees to attend, except for good cause shown, not less than fifty percent (50%) of all official meetings held in one year’s time at which his attendance is formally requested pursuant to the Operating Procedures.

6.04. No proxy to vote the Shares may be given to, or voted by, any person other than one of the Proxy Holders.

6.05. Subject at all times to the responsibility to ensure compliance by the Corporation with NISPOM’s requirements and this Agreement, the Proxy Holders shall act in good faith as reasonably prudent persons to protect the legitimate economic interests of the Shareholder in the Corporation as an ongoing business concern.

Article VII – Voting Discretion

7.01. Except as otherwise provided in this Agreement, the Proxy Holders shall possess and shall be entitled to exercise in their sole and absolute discretion, with respect to any and all of the Shares at any time covered by this Agreement, the right to vote the same or to consent to any and every act of the Corporation in the same manner and to the same extent as if they were the absolute owners of such Shares in their own right. All decisions and actions by the Proxy Holders pursuant to this Agreement shall be based on their independent judgment and shall be free from any control or influence from the Shareholder in any manner whatsoever except as specifically permitted in this Agreement. Any communication of any nature and by any means from the Shareholder that is deemed by the Proxy Holders to be an attempt to assert any influence or control precluded by this Agreement shall be reported immediately by the Proxy Holders to DSS.

7.02. In addition to the general authorities conferred by Section 7.01 above, the Proxy Holders are specifically authorized in the exercise of their sole and absolute discretion with respect to any and all of the Shares to vote for or consent to:

a. the election of Directors of the Corporation;

b. any changes or amendments to the Articles of Incorporation or Bylaws of the Corporation8 other than those necessary pursuant to Section 7.04 below, and except as described in Section 7.03 below;

c. the sale, transfer or disposal of the property or assets of the Corporation, except as prohibited in Section 7.03 below;

d. the pledging, mortgaging or encumbering of any assets of the Corporation, which any shareholder might otherwise lawfully exercise, except as described in Section 7.03 below;

e. except as prohibited in Section 7.03 below, the approval of expenditures or investments by the Corporation, or the approval of the Corporation’s operating budget, provided that: (i) on an annual basis, the Proxy Holders shall establish a budget for the Corporation and its subsidiaries (“Annual Budget”); (ii) the Shareholder may request a copy of the Annual Budget and such information used to prepare the budget, e.g., income statements, balance sheets, and cash flow estimates, and the Corporation may provide such information subject to prior review and redaction by the GSC as the GSC determines to be appropriate and as consistent with the terms of this Agreement; and (iii) the Proxy Holders may make adjustments to the Annual Budget during a fiscal year to take into account acquisitions or dispositions made by the Corporation and its subsidiaries, new lines of businesses of the Corporation and its subsidiaries, and other material changes or events;

f. the selection of new business lines or ventures that the Corporation will pursue, or the termination of existing business lines or ventures, except as set forth in Section 7.03 below;

g. the decision to enter into or terminate any contract, except as prohibited in Section 7.03 below;

h. the appointment or dismissal of officers and senior managers, provided that: (i) the Shareholder reserves the authority to require that the Proxy Holders remove the CEO of the Corporation, and the Proxy Holders shall so remove the CEO of the Corporation, in the event that: (a) the CEO is the subject of a criminal conviction; or (b) the CEO is determined by the Proxy Holders to have materially violated the Corporation’s Code of Ethics; where in either such event, the Proxy Holders will appoint a new CEO and may consult with the Shareholder prior to such appointment, consistent with the terms of this Agreement; and (ii) under no other circumstances may the Shareholder require the Proxy Holders remove the CEO of the Corporation, but if the Corporation and its subsidiaries fail to meet the targets; set forth in the

[8]	The Bylaws and Articles of Incorporation of the Corporation shall be reviewed by DSS at the time of establishment of this Agreement and at least annually thereafter.

Corporation’s Annual Budget, the Shareholder may request that the Proxy Holders remove the CEO of the Corporation, and the Proxy Holders shall do so if: (a) in the exercise of their business judgment such removal is warranted; and (b) the Proxy Holders provide the Shareholder with a rationale for their decision in accordance with Section 11.03 below;

i. the appointment or dismissal of employees with access to classified information or sensitive technology or data; and

j. any action with respect to the foregoing, or any other matter affecting the Corporation, and not specifically described in Section 7.03 below, which any shareholder might otherwise lawfully exercise.

7.03. The Proxy Holders are not authorized to take any of the following actions without the express written approval of the Shareholder:

a. sell or dispose of, in any manner, the capital assets (tangible or intangible) or business of the Corporation;

b. pledge, mortgage or encumber the assets of the Corporation for purposes other than obtaining working capital;

c. any reorganization, merger or dissolution of the Corporation;

d. acquire the stock or assets of another business or entity;

e. close, relocate, or alter the material operations or production facilities of the Corporation;

f. issue equity or debt, or instruments convertible or exchangeable into equity or debt;

g. alter the terms of existing equity or debt (excluding working capital loans);

h. file or make any petition under the U.S. bankruptcy laws or any similar law or statute of any state or any foreign country;

i. cause the Affiliates to contribute additional capital to the Corporation or to loan funds to the Corporation, or to guarantee loans made by third parties to the Corporation;

j. enter into contracts with Investors of the Shareholder (e.g., those that file a Form 13D or Form 13G who are listed on Attachment B) or their affiliates;

k. guarantee the obligations of the Investors of the Shareholder or their affiliates; or

l. amend the Articles of Incorporation or Bylaws of the Corporation with respect to the matters described in Sections 7.03.a through 7.03.k above.

Further, the Shareholder or Ultimate Shareholders may seek authorization from DSS to take other actions concerning the Corporation on a case-by-case basis. The Shareholder and/or Ultimate Shareholders will seek such authorization by submitting a request in writing to DSS setting forth in reasonable detail the nature of the request and relevant supporting information, with copies to the Proxy Holders. The Shareholder or Ultimate Shareholders will not take any such requested actions until after receiving written approval from DSS.

7.04. The Proxy Holders agree that they shall, upon written request by the Shareholder, take such action or actions as are necessary to recommend, authorize or approve the actions specified in Section 7.03 above. The Proxy Holders shall consult with the Shareholder concerning such action so that the Shareholder may have sufficient information to ensure that all such actions will be taken in accordance with applicable United States laws and regulations. Any action by the Proxy Holders with respect to the matters specified in Section 7.03 that is taken without the approval of the Shareholder shall be void and without effect.

Article VIII – Government Security Committee

8.01. There shall be established a permanent committee of the Corporation’s Board of Directors, to be known as the Government Security Committee (“GSC”), consisting of all Proxy Holders/Directors and those officers of the Corporation who are also Directors and who hold personnel security clearances at the level of the Corporation’s facility security clearance. The members of the GSC shall exercise their best efforts to ensure that the Corporation maintains policies and procedures to safeguard classified information in the possession of the Corporation and its subsidiaries, and to ensure that the Corporation, including its subsidiaries, complies with this Agreement, the ITAR, the EAR, and the NISPOM.

8.02. The members of the GSC shall exercise their best efforts to ensure the implementation, within the Corporation and its subsidiaries, of all procedures, organizational matters and other aspects pertaining to the security and safeguarding of classified and controlled unclassified information called for by this Agreement, including the exercise of appropriate oversight and monitoring of the operations of the Corporation, and its subsidiaries, to ensure that the protective measures contained in this Agreement are effectively maintained and implemented throughout its duration.

8.03. The GSC shall designate one of the Proxy Holders to serve as Chairman of the GSC.

8.04. The Chairman of the GSC shall designate a member of the GSC to be Secretary of the GSC. The Secretary’s responsibilities shall include ensuring that all records, journals, and minutes of GSC meetings and other documents sent to or received by the GSC are prepared and retained for review by DSS.

8.05. A Facility Security Officer (“FSO”) shall be appointed by the Corporation and shall be the principal advisor to the GSC concerning the safeguarding of classified information. The FSO’s responsibilities include the operational oversight of the Corporation’s compliance, including that of its subsidiaries, with the requirements of the NISPOM.

8.06. The members of the GSC shall exercise their best efforts to ensure that the Corporation develops and implements a Technology Control Plan (“TCP”), which shall be subject to approval by DSS. The GSC shall have authority to establish the policy for the Corporation’s TCP. The TCP shall prescribe measures to prevent unauthorized disclosure or export of controlled unclassified information consistent with applicable U.S. laws and regulations.

8.07. A Technology Control Officer (“TCO”) shall be appointed by the Corporation and shall be the principal advisor to the GSC concerning the protection of controlled unclassified information and other proprietary technology and data subject to regulatory or contractual control by the U. S. Government. The TCO’s responsibilities shall include the establishment and administration of all intracompany procedures, including employee training programs to prevent the unauthorized disclosure or export of controlled unclassified information, and to ensure that the Corporation otherwise complies with the requirements of the ITAR and the EAR.

8.08. Discussions of classified and controlled unclassified information by the GSC shall be held in closed sessions and accurate minutes of such meetings shall be kept and shall be made available only to such authorized individuals as are so designated by the GSC.

8.09. Upon taking office, the GSC members, the FSO and the TCO shall be briefed by a DSS representative on their responsibilities under the NISPOM and this Agreement.

8.10. Each member of the GSC shall exercise his best efforts to ensure that all provisions of this Agreement are carried out; that the Corporation’s Directors, officers, and employees comply with the provisions of this Agreement; and that DSS is advised of any known violation of, or known attempt to violate, any provision of this Agreement, appropriate contract provisions regarding security, U.S. export control laws and regulations, or the NISPOM.

8.11. Each member of the GSC shall execute for delivery to DSS, upon accepting his appointment and thereafter at each annual meeting of the Corporation with DSS as established by this Agreement, a certificate acknowledging: (i) the protective security measures taken by the Corporation to implement this Agreement; (ii) his agreement to be bound by, and acceptance of, his responsibilities under this Agreement; and (iii) that the U.S. Government has placed its reliance on him as a U.S. citizen and as the holder of a personnel security clearance to exercise his best efforts to ensure compliance with the matters set forth in this Agreement.

8.12. Electronic Communications. The GSC shall establish a written Electronic Communications Plan (“ECP”) in accordance with the following:

a. The GSC shall establish policies and procedures and maintain such oversight as is necessary to assure itself and DSS that electronic communications between the Corporation, its subsidiaries, and the Affiliates do not disclose classified or export controlled information without proper authorization and that electronic communications are not used by the Affiliates to exert influence or control over the Corporation’s business or management in a manner which could adversely affect the performance of classified contracts.

b. As used in this Agreement, the term “electronic communications” is defined broadly to mean any transfer of information, data, signs, signals, writing, images, sounds, or intelligence of any nature including that transmitted in whole or in part by wire, radio cable, or other like connection, or by electromagnetic, photoelectronic, photooptical, eletronic, mechanical or other device or system. Any such transfer may be oral, written or electronic and includes any intercepted or recorded content however acquired and whether or not intended for the recipient. Electronic communications shall also include the temporary, intermediate storage incidental to the electronic transmission thereof as well as any storage for purposes of backup protection. For clarification, common devices used to transfer electronic communications as defined in this Agreement include without limitation telephone, facsimile, video, internet (including Voice over Internet Protocol, instant messaging and any other web-based means), and electronic mail.

c. The ECP must include a detailed network description and configuration diagram that clearly shows all communications networks and delineates which networks will be shared and which will be protected from foreign access by any unauthorized person including without limitation, each of the Affiliates. The systems description shall include all facilities used by the Corporation for the transmission of electronic communications, as defined herein, including without limitation, any computer equipment used for the electronic storage of such communications. The network description shall address firewalls, physical and logical access controls, remote administration, monitoring, maintenance, separate e-mail retention, and the electrical and physical separation of systems and servers, as appropriate.

8.13. Administrative Services Provided to the Corporation. The GSC shall ensure that any administrative services provided by any of the Affiliates to the Corporation do not circumvent the requirements of this Agreement. The Corporation shall notify DSS and the GSC in advance of the proposed administrative services to be provided to the Corporation (including its subsidiaries and affiliates) by the Affiliates. Upon DSS’ confirmation that the identified administrative services are acceptable, DSS shall issue an interim approval for those services. Thereafter, the GSC shall certify in writing that it is effectively monitoring the administrative services being provided, and that said services do not allow the Affiliates to control or influence the management or business of the Corporation in violation of this Agreement. The initial GSC certification referenced in this Section shall be provided to DSS within forty-five (45) calendar days of the execution of this Agreement, and subsequent annual GSC certifications shall be included in the Corporation’s annual report as provided in Section 9.02 below. The Affiliates shall not provide any administrative services to the Corporation that have not been reviewed and approved by DSS in accordance with Section 8.13.

a. The Corporation may provide administrative services to the Affiliates, so long as the provision of such services does not circumvent the requirements of this Agreement. The Corporation shall notify the GSC and DSS in advance of the proposed administrative services to be provided by the Corporation to any Affiliate. Upon DSS’ confirmation that the identified administrative services are acceptable, DSS shall issue an interim approval for those services. Thereafter, the GSC shall certify in writing that it is effectively monitoring the administrative services being provided to any Affiliate and that such services do not allow the Affiliate(s) to control or influence the management or business of the Corporation in violation of this Agreement. The Corporation shall not provide any administrative services to an Affiliate that have not been reviewed and approved by DSS in accordance with this Section 8.13.a.

8.14. Use of Technology of the Affiliates. For current or future classified contracts in which the Corporation will use the technology products or services of any Affiliate in performance thereof, the Corporation’s management will notify the applicable Government Contracting Activity (“GCA”) regarding the unclassified technology products or services that each Affiliate will provide under the contract and will obtain a written statement from the applicable GCA approving the provision of such products or services. The GSC has a duty to require the Corporation’s management to so notify the GCA and will ensure that the GCA has been so notified. The GCA’s written statement of approval shall be maintained by the Corporation for the duration of the applicable classified contract and must be made available for review by the GSC and DSS upon request.

Article IX – Annual Review and Certification

9.01. Representatives of DSS, the Proxy Holders, other members of the GSC, the FSO, the Corporation’s Chief Executive Officer (“CEO”) and Chief Financial Officers, and the Shareholder shall meet annually to review the purpose and effectiveness of this Agreement and to establish a common understanding of the operating requirements and how they will be implemented. These meetings shall include a discussion of the following:

a. whether this Agreement is working in a satisfactory manner;

b. compliance or acts of noncompliance with this Agreement, the NISPOM, or other applicable laws and regulations;

c. necessary guidance or assistance regarding problems or impediment associated with the practical application or utility of this Agreement; and

d. whether security controls, practices or procedures warrant adjustment.

9.02. The CEO of the Corporation and the Chairman of the GSC shall jointly submit to DSS one year from the effective date of this Agreement and annually thereafter an implementation and compliance report. Such reports shall include the following information:

a. detailed description of the manner in which the Corporation is carrying out its obligations under this Agreement;

b. any changes to security procedures, implemented or proposed, and the reasons for those changes;

c. a detailed description of any acts of noncompliance, whether inadvertent or intentional, with a discussion of what steps were taken to prevent such acts from occurring in the future;

d. any changes, or impending changes, to any of the Corporation’s management, including the reasons for such changes;

e. a statement, as appropriate, that a review of the records concerning all visits and communications between representatives of the Corporation and the Affiliates has been accomplished and the records are in order;

f. a detailed chronological summary of all transfers of classified and/or controlled unclassified information, if any, from the Corporation to the Affiliates, complete with an explanation of the U.S. Government authorization relied upon to effect such transfers. Copies of approved export licenses covering the reporting period shall be appended to the report;

g. a list of the Corporation’s (including its cleared divisions and cleared subsidiaries) current classified contracts and the percentage of income derived from each such classified contract; and

h. any other issues that could have a bearing on the effectiveness or implementation of this Agreement.

Article X – Duty to Report Violations of this Agreement

10.01. The Parties agree to report promptly to DSS all instances in which the terms and obligations of this Agreement may have been violated.

CONTACTS AND VISITS

Article XI – Regulated Meetings, Visits and Communications

11.01. The Parties agree to abide by the following procedures regarding meetings, visits, and communications between the Corporation (including its subsidiaries and affiliates) and the Affiliates:

a. The Proxy Holders shall schedule a meeting with the Shareholder once each year or more frequently if all the Proxy Holders agree. Representatives of the Corporation may attend these meetings if requested by the Proxy Holders. The Proxy Holders may convene a meeting with the Shareholder at any time as long as the agenda is limited to the matters described in Section 7.03 above. The Corporation shall be permitted to provide such financial and operating (non-classified) data to the Shareholder necessary to permit the Shareholder to comply with applicable securities laws, the rules and regulations promulgated by the SEC, and the rules of any exchange where the securities are traded. For any such meetings to be attended by Shareholder representatives, a written agenda shall be prepared and submitted in advance to DSS for approval, and the meeting shall not occur until the Proxy Holders receive the approval of DSS. Classified and controlled unclassified information shall not be disclosed to the Shareholder except as specifically authorized by applicable law or regulation. Suggestions or requests by the Shareholder representatives present at these meetings shall not be binding on the Proxy Holders or the Corporation. Minutes of meetings in which Shareholder representatives are in attendance shall be prepared and retained by the GSC for review by DSS.

b. All proposed visits to the Corporation and its subsidiaries by any person who represents the Affiliates (including all directors, officers, employees, representatives, and agents of each) and all proposed visits to the Affiliates by any person who represents the Corporation or its subsidiaries (including all directors, officers, employees, representatives, and agents of each) as well as visits between such persons at other locations, must be approved in advance by a Proxy Holder designated to act on such requests. All requests for such approval shall be submitted in writing to the Corporation’s FSO for routing to the designated Proxy Holder. Although strictly social contacts at other locations between the Corporation’s personnel and any individual representing the Affiliates are not prohibited, written reports of such visits must be submitted after the fact to the FSO for filing with, and review by, the designated Proxy Holder.

c. A written request for approval of a visit must be submitted to the FSO no less than seven (7) calendar days prior to the date of the proposed visit. If any unforeseen exigency precludes compliance with this requirement, such request may be communicated via telephone or other electronic means to the FSO and promptly confirmed in writing. The exact purpose and justification for the visit must be set forth in detail sufficient to make a reasonable and prudent evaluation of the proposed visit. Each proposed visit must be individually justified and a separate approval request must be submitted for each. Representatives of DoD shall have the right to be present and to monitor all visits described in Section 11.01.b above, no matter where they occur.

d. Upon receipt of a written request for approval of a visit, the FSO will promptly relay the information to the designated Proxy Holder, who, as soon as possible after being so advised, will indicate approval or disapproval of the request telephonically or by other expeditious means to the visiting parties. Such approval or disapproval will be promptly confirmed in writing. The GSC shall review periodically the records of any proposed and consummated visits that have occurred since the last review to ensure proper adherence to approved procedures and to verify that sufficient and proper justification was furnished.

11.02. Visits and other communications between the Corporation, its subsidiaries, and the Affiliates on such commercial matters as proposed contracts, subcontracts, joint ventures, partnerships, and teaming arrangements shall be approved in advance by a majority of the Proxy Holders.

11.03. Nothing in this Agreement shall be construed to prevent the Corporation from supplying to the Shareholder financial data relating to the financial condition and financial operations of the Corporation. The Corporation shall also respond in writing through the Proxy Holders to written questions that the Shareholder may have concerning information contained in such reports. The Proxy Holders and the Shareholder shall engage in discussions to determine the format of such reporting. The format must be acceptable to DSS. The Affiliates agree to not disclose or reveal to any person any trade secret or other confidential or proprietary information of the Corporation, including without limitation any such information relating to the Business, including, without limitation, any financial information relating to the Corporation or any of its subsidiaries, or any customer lists, unless readily ascertainable from public information. The Shareholder confirms that after the Effective Date of this Agreement such information will constitute the exclusive property of the Corporation and its subsidiaries. DSS acknowledges that the Shareholder is a publicly traded company with reporting obligations under the securities laws that require reporting of certain information from the Corporation. It is not the intent of this Agreement to prevent the Corporation from reporting information to the Shareholder necessary for compliance with applicable securities laws, the rules and regulations of the SEC, or the rules applicable to any exchange where the securities are traded (excluding specifically the disclosure of classified information).

11.04. A chronological file of all documentation associated with meetings, visitations and communications, together with appropriate approvals or disapprovals and reports, required pursuant to this Article XI, shall be maintained by the GSC for review by DSS.

Article XII – DoD Remedies

12.01. DoD reserves the right to impose any security safeguard not expressly contained in this Agreement that it believes is necessary to ensure that unauthorized access by the Affiliates to classified and controlled unclassified information is effectively precluded.

12.02. Nothing contained in this Agreement shall limit or affect the authority of a U.S. Government Agency to deny or revoke the Corporation’s access to classified and controlled unclassified information under that Agency’s jurisdiction if it determines that U.S. national security so requires.

12.03. The Parties hereby assent and agree that the U.S. Government has the right, obligation and authority to require any or all of the following remedies in the event of a material breach of this Agreement:

a. the novation of the Corporation’s classified contracts to another company qualified to perform such contracts under the NISPOM. The costs of such novation to a qualified successor-in-interest will be borne by the Corporation;

b. the termination of any classified contracts being performed by the Corporation or any of its subsidiaries and the denial of new classified contracts for the Corporation or any of its subsidiaries;

c. the revocation of the Corporation’s facility security clearance; and

d. the suspension and/or debarment of the Corporation from participation in all U.S. Government contracts, in accordance with the provisions of the Federal Acquisition Regulations.

12.04. Nothing in this Agreement limits the right of the U.S. Government to pursue criminal sanctions against the Corporation, the Shareholder, any Affiliate, or any director, officer, employee, representative, or agent of any of these companies, for violations of the criminal laws of the United States in connection with their performance of any of the obligations imposed by this Agreement, including but not limited to, any violations of the False Statements Act, 18 U.S.C. § 287, or of federal criminal statutes pertaining to the unauthorized disclosure of classified information.

ADMINISTRATION

Article XIII – Grant of Proxy, Restrictive Legend and Sale of Stock

13.01. The Shareholder hereby appoints the Proxy Holders as its proxies, to have all rights, powers and authority to exercise all voting rights with respect to the Shares, subject to the terms and conditions set forth in this Agreement.

13.02. It is the essence of this Agreement that none of the rights, powers and authority which this Agreement confers on the Proxy Holders may be terminated at any time or in any manner other than as provided in this Agreement.

13.03. Concurrent with the execution and delivery of this Agreement, the Shareholder shall annotate all certificates representing the Shares with the legend set out below to reflect that the Shares are subject to a proxy which is terminable only at such time or times, and in such manners, as are provided in this Agreement:

The shares represented by this certificate are subject to a Proxy Agreement dated September 13, 2010, under which the owner of these Shares has granted to the Proxy Holders named therein, and to their successors, those voting rights with respect to the shares represented hereby that are set forth in said Agreement, which rights are terminable only at such time or times, and in such manner as are provided in said agreement. The purpose of said Agreement is to meet the requirements of the Department of Defense so that the facility security clearances of the Corporation may be continued.

13.04. All certificates representing the Shares shall be deposited with the Proxy Holders in trust for the Shareholder and made available for review by DSS and the Shareholder. Receipts for such certificates shall be provided to the Shareholder.

13.05. If additional Shares of the Corporation are issued to the Shareholder, it shall be a condition of such issuance that the Shareholder execute a supplemental Proxy Agreement containing the same terms and conditions set forth in this Agreement, appointing the current Proxy Holders as its proxies to exercise all voting rights with respect to such shares. The certificates for such shares shall be annotated in the same manner as provided in Section 13.03 above.

13.06. Nothing in this Agreement shall restrict the right of the Shareholder or any successor owner of the Shares from selling, transferring, pledging or otherwise encumbering, all the Shares, or a portion thereof, subject to the terms and conditions of this Agreement, as appropriate, and the aforementioned restrictive legend shall not purport nor be construed to limit any owner’s ability to effect any such sale, transfer or encumbrance. However, DSS shall be advised in writing of any proposed sale of the Shares or assets of the Corporation prior to the execution of any sales agreement. Conversely, the Proxy Holders shall not have the power to sell, transfer or pledge or otherwise encumber the Shares, or engage in any transaction that results in change of control of the Corporation (for example, transfer of the voting rights to the shares by contract is prohibited).

Article XIV – Dividends

14.01. During the term of this Agreement, the Shareholder, or its successor, shall be entitled from time to time to receive from the Proxy Holders payments equal to cash dividends, if any, collected by or for the account of the Proxy Holders upon the Shares.

14.02. In the event the Proxy Holders receive any shares as a dividend upon the Shares, the Proxy Holders shall accept such shares.

Article XV – Notices

15.01. All notices required or permitted to be given to the Parties to this Agreement shall be given by mailing the same in a sealed, post-paid envelope, via registered or certified mail, or by sending the same by courier or facsimile, addressed to the addressees shown below, or to such other addressees as the Parties may designate from time to time:

For the Ultimate Shareholders:	Phillip DeZwirek
Yonge-Eglinton Centre
2300 Yonge Street
P.O. Box 2408, Suite 1710
Toronto, Ontario M4P 1E4
Canada

Jason DeZwirek
Yonge-Eglinton Centre
2300 Yonge Street
P.O. Box 2408, Suite 1710
Toronto, Ontario M4P 1E4
Canada

For the Shareholder:	API Technologies Corp.
c/o Phillip DeZwirek
Yonge-Eglinton Centre
2300 Yonge Street
P.O. Box 2408, Suite 1710
Toronto, Ontario M4P 1E4
Canada

For the Corporation:	Steve Pudles
API Defense USA, Inc.
345 Pomroys Drive
Windber, PA 15963

For DSS:	Director, Industrial Policy and Programs
Defense Security Service
Department of Defense
1340 Braddock Place
Alexandria, VA 22314

Article XVI – Inconsistencies with Other Documents

16.01. In the event that any resolution, regulation or bylaw of any of the Parties to the Agreement is found to be inconsistent with any provision of this Agreement, the terms of this Agreement shall control.

Article XVII – Governing Law and Construction

17.01. This Agreement shall be construed so as to comply with all applicable U.S. laws, regulations, and Executive Orders except that, to the extent not inconsistent with the rights of the United States hereunder, the laws of the State of Delaware shall apply to questions concerning the rights, powers, and duties of the Corporation, the Parent Corporation, and the Ultimate Shareholders under, or by virtue of, this Agreement.

17.02. In all instances consistent with the context, nouns and pronouns of any gender shall be construed to include the other gender.

Article XVIII – Termination, Amendment and Interpretations of the Agreement

18.01. After five (5) years from the effective date of this Agreement, if this Agreement is not otherwise terminated pursuant to Section 18.02 below, this Agreement shall continue in successive thirty (30) day periods until such time as the Parties execute a revised, restated or alternative agreement effectively mitigating FOCI at the Corporation. The Shareholder and the Corporation jointly shall notify DSS no later than ninety (90) days prior to the running of the five (5) year term with a proposed revised, restated or alternative agreement and shall include with such proposal a detailed description of the foreign ownership, control or influence. The Parties agree to negotiate a revised, restated or alternative agreement in conformance with U.S. Government industrial security policy in good faith and to use best efforts to execute such agreement expeditiously.

18.02. This Agreement may only be terminated by DSS as follows:

a. in the event of a sale of the business or all of the Shares of the Corporation to a company or person not under FOCI;

b. when the existence of this Agreement is no longer necessary to maintain a facility security clearance for the Corporation;

c. when the continuation of a facility security clearance for the Corporation is no longer necessary;

d. when there has been a breach of this Agreement that requires it to be terminated, or when DoD otherwise determines that termination is in the national interest;

e. when the Shareholder and the Corporation for any reason and at any time, petition DSS to terminate this Agreement; however, DSS has the right to receive full disclosure of the reason or reasons therefor, and has the right to determine, in its sole discretion, whether such petition should be granted; or

f. for any reason upon or following the date that is five (5) years from the effective date of this Agreement.

18.03. If DoD determines that this Agreement should be terminated for any reason, DSS shall provide the Corporation and the Shareholder with thirty (30) days written advance notice of its intent and the reasons therefor.

18.04. DoD may only refuse to terminate this Agreement when its continuation is necessary in the interest of the national security of the United States.

18.05. This Agreement may be amended by an agreement in writing executed by all Parties.

18.06. The Proxy Holders are authorized to consult with the Shareholder concerning any proposed amendments to, or termination of, this Agreement. Documentation concerning such consultations shall be prepared and retained by the Proxy Holders for review by DSS.

18.07. The Parties to this Agreement agree that any questions concerning the interpretation of this Agreement or whether a proposed activity is permitted hereunder, shall be referred to DSS, and that DoD shall serve as final arbiter/interpreter of such matters; provided that DSS shall not require the Shareholder or the Ultimate Shareholders to violate requirements of the applicable securities laws, rules or regulations, or Delaware law.

Article XIX – Actions Upon Termination of this Agreement

19.01. Upon termination of this Agreement in any manner provided herein, the restrictive legend affixed to the certificates representing the Shares will be removed.

19.02. DSS shall furnish the Corporation and the Shareholder with written notice of the termination of this Agreement.

19.03. Upon termination of this Agreement, all further obligations or duties of the Proxy Holders under this Agreement shall cease.

Article XX – Place of Filing

20.01. Upon execution and until the termination of this Agreement, one original counterpart shall be filed at the principal office of the Corporation, located in Windber, Pennsylvania.

Article XXI – Integration

21.01. This Agreement embodies the entire understanding of the Parties with respect to the subject matter herein and supersedes all prior negotiations, understandings and agreements, whether written, oral, or implied.

EXECUTION

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument. The Parties to this Agreement are entitled to retain an executed counterpart of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement which shall not become effective until duly executed by the DoD.

	By:	/s/ Stephen Pudles
Signature of Witness	Name:
Title:
FOR API DEFENSE USA, INC.

	By:	/s/ Phillip DeZwirek
Signature of Witness	Name:
Title:
FOR API TECHNOLOGIES CORP.

	By:	/s/ Phillip DeZwirek
Signature of Witness/Date		Phillip DeZwirek

	By:	/s/ Jason DeZwirek
Signature of Witness/Date		Jason DeZwirek

	By:	/s/ Robert T. Conway, Jr.
Signature of Witness		Robert T. Conway, Jr.
PROXY HOLDER

	By:	/s/ Kenneth L. Fisher
Signature of Witness		Kenneth L. Fisher
PROXY HOLDER

	By:	/s/ Richard D. Hearney
Signature of Witness		Richard D. Hearney
PROXY HOLDER

	By:	/s/ Drew R. Winneberger
Effective Date		Drew R. Winneberger
(Date of DSS Signature)		Director, Industrial Policy and Programs
Defense Security Service
FOR THE DEPARTMENT OF DEFENSE

PROXY AGREEMENT

WITH RESPECT TO CAPITAL STOCK

OF

API DEFENSE USA, INC.

ATTACHMENT A

LIST OF AFFILIATES OF API TECHNOLOGIES CORP.

API Nanotronics Holdings Corp.

Pace Technology, Inc.

API Nanofabrication and Research Corporation

PROXY AGREEMENT

WITH RESPECT TO CAPITAL STOCK

OF

API DEFENSE USA, INC.

ATTACHMENT B

LIST OF INVESTORS

GMP Diversified Alpha Master Fund Ltd.

Goodman & Company, Investment Counsel Ltd.

Harvey Sandler Revocable Trust

API DEFENSE USA, INC.

PROXY HOLDER CERTIFICATE

Pursuant to the provisions of the National Industrial Security Program Operating Manual, DoD 5220.22-M, and the proposed Proxy Agreement among API Defense USA, Inc., API Technologies Corp., certain shareholders, each of whom owns or controls five percent or more of the voting shares of API Technologies Corp., the Department of Defense, and the Proxy Holders for the stock of API Defense USA, Inc., under which I will be one of the Proxy Holders, the following assurances are provided:

1. I am a United States citizen currently residing within the continental United States, capable of assuming full responsibility for voting the stock of API Defense USA, Inc., and exercising the management prerogative relating thereto in such a way as to ensure that API Technologies Corp. and its affiliates will be effectively insulated from API Defense USA, Inc., the cleared facility, and any of its cleared subsidiaries.

2. I agree to be processed for a personnel security clearance to the same level as the API Defense USA, Inc. facility clearance. I understand that my personnel clearance must be maintained while serving as a Proxy Holder for API Defense USA, Inc.

3. I am a completely disinterested individual with no prior involvement with API Defense USA, Inc., including any of its subsidiaries, or API Technologies Corp., including any of its affiliates.

4. I fully understand the functions and the responsibilities of a Proxy Holder under the proposed Proxy Agreement, and I am willing to accept those responsibilities.

Signed:
Name:
Dated:	______________

Witness: _____________________

API DEFENSE USA, INC.

GOVERNMENT SECURITY COMMITTEE MEMBER CERTIFICATE

By execution of this Certificate, I acknowledge the protective security measures that have been taken by API Defense USA, Inc. through resolutions dated                     , to implement the Proxy Agreement (“Agreement”), copies of which are attached.

I further acknowledge that the United States Government has placed its reliance on me as a United States citizen and as a holder of a personnel security clearance to exercise all appropriate aspects of the Agreement; to assure that members of the API Defense USA, Inc. Board of Directors, officers, representatives, agents and employees comply with the provisions of the Agreement; and to assure that the Defense Security Service is advised of any violation of, or attempt to violate, any undertaking in the Agreement, appropriate contract provisions regarding security, or the National Industrial Security Program Operating Manual, DoD 5220.22-M, of which I am aware.

Dated: ___________________

Signature:

Name: